EXHIBIT 25.1
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-l
STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an application to determine eligibility of a Trustee pursuant to Section 305 (b)(2)____

CITIBANK, N A.
(Exact name of trustee as specified in its charter)

13-5266470
(I.R.S. employer identification no.)

399 Park Avenue, New York, New York	10043
(Address of principal executive office)	(Zip Code)

ELI LILLY AND COMPANY
(Exact name of obligor as specified in its charter)

Indiana	35-0470950
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Lilly Corporate Center
Indianapolis, Indiana	46285
(Address of principal executive offices)	(Zip Code)

DEBT SECURITIES
(Title of the indenture securities)

Item 1. General Information.
Furnish the following information as to the trustee:
(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency	Washington, D.C.

Federal Reserve Bank of New York	New York, NY
33 Liberty Street
New York, NY

Federal Deposit Insurance Corporation	Washington, D.C.
(b)	Whether it is authorized to exercise corporate trust powers.
Yes.
Item 2. Affiliations with Obligor.
If the obligor is an affiliate of the trustee, describe each such affiliation.
None.
Item 16. List of Exhibits.
List below all exhibits filed as a part of this Statement of Eligibility.
Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as exhibits hereto.
Exhibit 1 — Copy of Articles of Association of the Trustee, as now in effect.
(Exhibit 1 to T-l to Registration Statement No. 2-79983)
Exhibit 2 — Copy of certificate of authority of the Trustee to commence business.
(Exhibit 2 to T-l to Registration Statement No. 2-29577).
Exhibit 3 — Copy of authorization of the Trustee to exercise corporate trust powers. (Exhibit 3 to T-l to Registration Statement No. 2-55519
Exhibit 4 — Copy of existing By-Laws of the Trustee. (Exhibit 4 to T-l to
Registration Statement No. 33-34988)
Exhibit 5 — Not applicable.

Exhibit 6 — The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. (Exhibit 6 to T-l to Registration Statement No. 33-19227.)
Exhibit 7 — Copy of the latest Report of Condition of Citibank, N.A. (as of September 30, 2006-attached)
Exhibit 8 — Not applicable.
Exhibit 9 — Not applicable.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Citibank, N.A., a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York and State of New York, on the 22nd day of February, 2007.

CITIBANK, N.A.
By:	/s/ Wafaa Orfy
Waffa Orfy
Vice President